SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2003

ARAMARK CORPORATION

(Exact name of registrant specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-238-3000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure

On November 11, 2003, the Board of Directors of ARAMARK Corporation declared a dividend in the amount of $.05 per share, payable on December 12, 2003 to holders of record of the Company’s Class A Common Stock and Class B Common Stock at the close of business on November 24, 2003.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits

99.1 Press Release dated November 11, 2003

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: November 11, 2003	By:	/s/ L. FREDERICK SUTHERLAND
Name: L. Frederick Sutherland Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 11, 2003.